UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2006

ELEPHANT TALK COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

California
(State or Other Jurisdiction of Incorporation)

000-30061
(Commission File Number)

95-4557538
(I.R.S. Employer Identification No.)

438 East Katella Avenue, Suite 217
Orange, California 92867
(Address of Principal Executive Offices, including Zip Code)

(714) 288-1570
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by Elephant Talk Communications, Inc., a California corporation (the “Registrant”), in connection with the items set forth below. The text reports the events of two Board of Directors meetings held on October 30, 2006 and December 28, 2006.

The October 30, 2006 Meeting

Item 1.02 Termination of a Material Definitive Agreement

On October 30, 2006 the Board of Directors authorized the entry into a Rescission Agreement with respect to a Memorandum of Understanding, dated March 24, 2005, providing for the acquisition of all of the issued and outstanding shares of Phonetone Telecom, Ltd., a British Virgin Islands corporation, and Phonetone Anstalt, a company registered in Liechtenstein, from Calfin Trust, a Liechtenstein Trust, for a cash consideration of $600,000 plus 15% of the yearly total profit margin generated by the Registrant over the Phonetone premium rate numbers in the years 2006, 2007 and 2008, plus 40 million newly issued and registered shares of common stock of the Registrant. The Rescission Agreement was signed by the parties on October 30, 2006.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 30, 2006, the newly elected Board of Directors of the Registrant met and authorized several actions in furtherance of the previously reported change in control of the Registrant from existing management to Rising Water Capital A.G., a company registered in Zug, Switzerland (“Rising Water Capital”) and majority shareholder of the Registrant.

Appointment of Chairman, President and CEO

The Board of Directors appointed Steven van der Velden, Chairman of the Board of Q.A.T. Investments S.A., a company organized under the laws of Luxembourg and the majority shareholder of Rising Water Capital, as Chairman of the Board, President and Chief Executive Officer of the Registrant.

Mr. Van der Velden has been active in many business ventures over the years. He has extensive entrepreneurial experience in consultancy, logistics, real estate development, telecommunications, e-commerce and investment management. Mr. Van der Velden founded his first consultancy in 1983 and since then he has successfully started several companies, which include IMD Curacao NV, the largest independent consultancy firm in the Dutch Antilles, and Hato Handling NV, a Curacao Airport freight and passenger handling company. Mr. Van der Velden is involved in various ICT ventures throughout Europe, North America and the Far East. In 2000, he co-founded E-commerce Park NV, which developed a 50,000 sq.ft. data centre and Internet hosting facility, located on top of various fiber optic landing points in Curacao. In 1994, Mr. Van der Velden co-founded International Telemedia Association (ITA) known today as the Network for Online Commerce, and served as its first Chairman. In the same year, he co-founded InTouch Telecom SA/NV to offer a wide range of business and consumer telecom applications to the Belgian Market, and served as its CEO until the company was successfully sold to GTS in 1999. From 1988 until 1992 he served as the first Managing Director of Antillephone NV. Currently he serves as a Director of Unicom NV. Between 1986 and 1988, Mr. Van der Velden co-headed a team of sixteen high level consultants, which advised on and implemented a wide range of measures to balance budgets and to restructure the internal organizations of the Governments of both the Dutch Antilles and the island of Curacao. Mr. Van der Velden earned his Master’s Degree in Business Administration from Rotterdam School of Management, the Netherlands, and his Master’s Degree in Law from Leiden University, the Netherlands.

Additional Information Concerning Mr. Van der Velden

The Registrant discloses that there are no transactions since the beginning of its last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which Mr. Van der Velden had or will have a direct or indirect material interest, except for certain previously reported debt and equity financings of the Registrant by Rising Water Capital. In that regard, Mr. Van der Velden reports that he owns approximately 32% of the issued and outstanding shares of Q.A.T. Investments S.A., which is the majority shareholder of Rising Water Capital. He also owns approximately 17% of the issued and outstanding shares of Rising Water Capital. Although Mr. Van der Velden disclaims any material interest in such financings, his ownership interest in Q.A.T. Investments S.A. and Rising Water Capital is an indirect interest in the Registrant.

Finally, the Registrant reports that it does not have an employment contract with Mr. Van der Velden.

Additional Information Concerning Rising Water Capital and Q.A.T.

Rising Water Capital is currently the beneficial owner of 111,734,073 shares of common stock, representing 44.7% of the total authorized 250,000,000 shares of common stock as of January 22, 2007. In the event that the Company authorizes sufficient capital for issuance of all shares of common stock to Rising Water Capital to which it is entitled, Rising Water Capital could be the beneficial owner of 593,967,392 shares of common stock, or 66.3% of the total outstanding shares, if it converted two convertible promissory notes which it holds and is issued shares by the Registrant under a stock purchase agreement. Currently, there is not sufficient authorized capital to authorize the issuance of this amount of common stock to Rising Water Capital. In that regard, the Company has filed with the Commission a preliminary information statement on Schedule 14C to authorize an increase of its common stock from 250,000,000 to 650,000,000 common shares, and it is diligently pursuing such filing.

Q.A.T. Investments S.A. is an investment company based in Luxembourg, which currently owns 51% of Rising Water Capital. As mentioned above, Mr. Van der Velden is the Chairman of the Board of Q.A.T. Investments S.A.

Resignations of Directors and Officers

On October 30, 2006, Director Pius Lam tendered his resignation effective as of same date. In addition, Director Manu Ohri tendered his resignation effective upon the appointment of an additional director by the remaining directors of the Registrant in accordance with its By-Laws. Such resignation became effective upon the appointment of a replacement Chief Financial Officer by the directors of the Registrant on January 1, 2007 as described below.

On October 30, 2006, Russell Choi, President, resigned from any and all positions as an officer of the Registrant and its subsidiaries. In addition, Pius Lam, Chief Operating Officer, resigned from any and all positions as an officer of the Registrant and its subsidiaries. Furthermore, Manu Ohri, Chief Financial Officer, resigned effective upon the appointment of a replacement Chief Financial Officer by the directors of the Registrant in accordance with its By-Law. Such resignation became effective on January 1, 2007 as described below.

Item 8.01 Other Events

On October 30, 2006, the Board of Directors of the Registrant authorized the issuance to Rising Water Capital, of shares of common stock of the Registrant in an amount required to increase Rising Water Capital’s aggregate shareholdings, including 95,947,395 shares to be issued under a Stock Purchase Agreement, dated June 30, 2005 (the “Stock Purchase Agreement”), and all other understandings and agreements between Rising Water Capital and the Registrant to date (excluding any issuance under two convertible promissory notes issued by the Company to Rising Water Capital) to equal 72.5% of all issued and outstanding shares of common stock of the Company, on a fully diluted basis. The authorized issuance was intended to compensate Rising Water Capital for certain losses and potential losses related to claimed breaches of representations and warranties made in the Stock Purchase Agreement and the issuance is conditioned on receipt of a waiver by Rising Water Capital of all liability and potential liability, as of the date of such agreement, by the Registrant.

In connection with the Board’s action, the Registrant plans to issue a total of 258,546,313 new shares of common stock to Rising Water Capital in a transaction that is intended to be exempt from registrant pursuant to Section 4(2) of the Securities Act of 1933, as amended. After the issuance, Rising Water Capital will own 454,493,708 shares of common stock or 72.5% of the issued and outstanding shares, excluding the 139,473,684 shares of common stock that would be issued upon conversion of promissory notes.

The December 28, 2006 Meeting

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 17, 2005, the Registrant entered into a Memorandum of Understanding with Beltrust AG, a corporation organized and existing under the laws of Switzerland (“Beltrust”), to acquire all of the issued and outstanding shares of Benoit Telecom Holding AG, a corporation organized and existing under the laws of Switzerland (“Benoit Telecom”). Benoit Telecom is a European-based telecom company. On November 17, 2006, the Registrant executed an Agreement of Purchase and Sale (the “Agreement”), with Beltrust and Elephant Talk Europe B.V., a corporation organization and existing under the laws of The Netherlands (the “Purchaser”), and a wholly owned subsidiary of the Registrant, providing for the purchase and sale of all of the issued and outstanding shares of Benoit Telecom by the Purchaser.

Pursuant to the Agreement, the Purchaser agreed to purchase from Beltrust all of the 100,000 issued and outstanding shares of Elephant Talk Communications Holding AG, formerly known as Benoit Telecom, in exchange for a) cash payment of $6,643,080 and b) 40,000,000 shares of the Registrant’s common stock. The parties acknowledged that $6,043,080 (equivalent to approximately Euros 4,625,000) had been previously paid by the Registrant on behalf of the Purchaser to an escrow agent as an earnest deposit. In addition, the remaining balance of the consideration, consisting of $600,000 of a cash payment and issuance of 40,000,000 shares by the Registrant, were to be transferred to Beltrust within 30 days of the closing. The 100,000 shares of Elephant Talk Communications Holding AG were transferred to the Purchaser as of the closing pursuant to the terms of the Agreement.

The transactions contemplated by the Agreement were consummated on January 1, 2007, and the transaction was deemed to be closed for legal and accounting purposes on such date.

In connection with the acquisition of Benoit Telecom, the Registrant has issued a total of 40,000,000 shares of restricted common stock under the Agreement and the Registrant intends to rely on the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended (the “Act”). The bases for the availability of this exemption include the following:

1)
Beltrust is not a U.S. person and are not acquiring the shares of common stock of the Registrant for the account or for the benefit of any U.S. person and it is not a U.S. person who purchased the shares of common stock in a transaction that did not require registration under the Act;

(2)	Beltrust has agreed to resell such common stock only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration;
(3)	Beltrust has agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;
(4)
Beltrust has consented to the certificate for the shares of common stock of the Registrant to contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration, and that hedging transactions involving the shares of common stock may not be conducted unless in compliance with the Act; and

(5)
Beltrust acknowledges that the Registrant has agreed to refuse to register any transfer of the shares of common stock not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

Item 3.02 Unregistered Sales of Equity Securities

On December 28, 2006, the Registrant signed five subscription agreements with the investors providing that they agreed to purchase 109,480,000 shares of restricted common stock of the Registrant, subject to the satisfaction of certain conditions precedent, including, but not limited to, an increase in the authorized common stock of the Registrant, in a transaction intended to be exempt from registration pursuant to Regulation S under the Securities Act of 1933, as amended. The consideration for purchase of such common stock amounts to $4,105,500. To date, the Registrant has received a funding of $944,500 against the purchase of such shares and no shares of common stock have been issued. Three of the investors are the directors of the Registrant. Furthermore, all the investors are affiliated with Q.A.T. Investments S.A., an investment company organized under the laws of Luxembourg and a control person of the Registrant.

In connection with the issuance of a total of 109,480,000 shares of restricted common stock under the subscription agreements, the Registrant intends to rely on the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended (the “Act”). The bases for the availability of this exemption include the following:

1)
Each investor is not a U.S. person and is not acquiring the shares of common stock of the Registrant for the account or for the benefit of any U.S. person and each investor is not a U.S. person who purchased the shares of common stock in a transaction that did not require registration under the Act;

(2)
Each investor has agreed to resell such common stock only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration;

(3)	Each investor has agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;
(4)
Each investor has consented to the certificate for the shares of common stock of the Registrant to contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration, and that hedging transactions involving the shares of common stock may not be conducted unless in compliance with the Act; and

(5)
Each investor acknowledged that the Registrant has agreed to refuse to register any transfer of the shares of common stock not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of Chief Financial Officer and Director

On January 1, 2007, Director and Chief Financial Officer Manu Ohri resigned from his positions with the Registrant.

Appointment of Board Member and Chief Financial Officer

On January 1, 2007, Willem Ackermans was appointed as a Director and Chief Financial Officer of the Registrant.

Mr. Ackermans has been active in the management of many business ventures over the years. Mr. Ackermans is currently a partner in M-Ventures B.V. a Dutch based firm focusing on New Business Development and Venture Capital activities in three business sectors IT, Energy and Health Care in Europe.  From April 2006 to December 2006, Mr. Ackermans was involved in consultancy assignments focused on developments of certain payment systems in the Dutch Health Care sector, and assignments serving the Dutch Energy sector. From April 2003 to April 2006, Mr. Ackermans served as Director of Corporate Development and Strategy, M&A, Regulatory Affairs, Sustainability and Environmental Affairs, Technology & Knowledge Management together with a position as Member of the Group Council with the Dutch Energy Company Nuon. From October 2001 until March 2003, Mr. Ackermans served as Chief Financial Officer of Telemedia N.V., a 100% subsidiary of the Dutch Telecommunications Company KPN. Between 1995 and 2001, Mr. Ackermans served in several positions with the Dutch Telecommunications Incumbent KPN, a.o. as Corporate Treasurer and CFO KPN International as well as CFO in the KPNQwest Joint Venture. Before 1995 Mr. Ackermans acted as Corporate Treasurer and Financial Director of the Dutch Dredging Company Royal Boskalis Westminster N.V. In 1983 Mr. Ackermans started his working career with Amro Bank NV as Relationship Manager Natural Resources. Mr. Ackermans holds a Masters degree in Engineering from the Dutch Technical University at Delft.

Additional Information Concerning Mr. Ackermans

The Registrant discloses that there are no transactions since the beginning of its last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which Mr. Ackermans had or will have a direct or indirect material interest. Finally, the Registrant reports that it does not have an employment agreement with Mr. Ackermans.

Appointment of Board Member and Chief Operating Officer/ Chief Technical Officer

On January 1, 2007, Martin Zuurbier was appointed as a Director and Chief Operating Officer/ Chief Technical Officer of the Registrant.

Mr. Zuurbier has over twelve years of direct experience in the telecommunications industry. From January 2005 to present, Mr. Zuurbier has been the Chief Operating Officer and Chief Technology Officer of Benoit Telecom Holding AG, a telecom service provider in Europe. From December 1999 to December 2004, Mr. Zuurbier served as Director and founder of Vocalis Telecom Group located in The Netherlands and Switzerland. Mr. Zuurbier was responsible for building, maintaining and operating a telecommunications network spanning eight countries in Europe including all back-office, billing and CRM capabilities. From January 1995 to June 1999, Mr. Zuurbier was directly involved in the telecom industry and was successful in the development of new switching technology in collaboration with hardware manufacturer Dialogic, implementation of the Amsterdam Carrier Ring in 1999 with COLT Telecom BV as the launch customer, and negotiating increased capacity on behalf of various international telecom companies. Prior to 1995, Mr. Zuurbier was involved in the production of well known television commercials in Europe and America. Mr. Zuurbier holds several flying qualifications, including helicopter and has wide experience in international business.

Additional Information Concerning Mr. Zuurbier

The Registrant discloses that there are no transactions since the beginning of its last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which Mr. Zuurbier had or will have a direct or indirect material interest. Mr. Zuurbier owns approximately 17% of the issued and outstanding shares of Rising Water Capital. Although Mr. Zuurbier disclaims any material interest in such financings, his ownership interest in Rising Water Capital is an indirect interest in the Registrant. Finally, the Registrant reports that it does not have an employment agreement with Mr. Zuurbier.

As a result of the transactions described above and currently pending (assuming the Registrant’s authorized capital is increased in a sufficient amount), the Registrant will have issued 593,967,392 shares of common stock to RWC, and will have a total of 895,841,557 issued and outstanding shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT TALK COMMUNICATIONS, INC.

By:	/s/ Steve van der Velden
Steven van der Velden
President & CEO

Dated:	January 24, 2007